Exhibit 1.1

          Van Kampen American Capital Equity Opportunity Trust
                                Series 68
                             Trust Agreement

                                          Dated:  August 11, 1997

     This Trust Agreement among Van Kampen American Capital Distributors, Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, Van Kampen American Capital Investment Advisory Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen Merritt Equity Opportunity Trust, Series 1 and Subsequent Series, Standard Terms and Conditions of Trust, Effective November 21, 1991" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                            Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:


                                 Part I
                 Standard Terms and Conditions of Trust

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                 Part II
                  Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          1. The Securities defined in Section 1.01(22), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of the Trust represented by each Unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus. Such fractional undivided interest may be (a) increased by the number of any additional Units issued pursuant to Section 2.03, (b) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decreased by the number of Units redeemed pursuant to Section 5.02.

          3.   Section 1.01(1) shall be amended to read as follows:

               "(1) "Depositor" shall mean Van Kampen American Capital Distributors, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided."

          4.   Section 1.01(3) shall be amended to read as follows:

               "(3)   "Evaluator"  shall mean American  Portfolio
               Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

          5.   Section 1.01(4) shall be amended to read as follows:

               "(4) "Supervisory Servicer" shall mean Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

          6.   Section 1.01(19) shall be amended to read as follows:

               "(19) "Percentage Ratio" shall mean, for each Trust which will issue additional Units pursuant to Section 2.03 hereof, (a) the percentage relationship among the Equity Securities based on the number of shares of each Equity Security per Unit existing immediately prior to such additional deposit with respect to the Select Equity Trust and (b) the percentage relationship existing on the Initial Date of Deposit among the maturity value per Unit of the Zero Coupon Obligations, each Equity Security per Unit as a percent of all shares of Equity Securities and the sum of the maturity value per Unit of the Zero Coupon Obligations and all Equity Securities attributable to each Unit with respect to the Select Equity and Treasury Trust. The Percentage Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the occurrence of a stock dividend, a stock split or a similar event which affects the capital structure of the issuer of an Equity Security."

          7.   Section 1.01(34) shall be amended to read as follows:

               "(34) The term "Rollover Unitholder" shall be defined as set forth in Section 5.05, herein."

          8.   Section 1.01(35) shall be amended to read as follows:

               "(35) The "Rollover Notification Date" shall be defined as set forth in the Prospectus.

          9.   Section 1.01(36) shall be amended to read as follows:

               "(36) The term "Rollover Distribution" shall be defined as set forth in Section 5.05, herein."

         10.   Section 1.01(37) shall be amended to read as follows:

               "(37) The term "Distribution Agent" shall refer to the Trustee acting in its capacity as distribution agent pursuant to Section 5.05 herein."

         11.   Section 1.01(38) shall be amended to read as follows:

               "(38) The term "Special Redemption and Liquidation Period" shall be redefined as "Special Redemption Date" and shall be as set forth in the Prospectus.

         12. The Initial Date of Deposit for the Trust is the date hereof.

         13. Section 2.01(c) of the Standard Terms and Conditions of Trust is hereby amended by adding the following at the conclusion thereof:

               "If any Contract Obligations requires settlement in a foreign currency, in connection with the deposit of such Contract Obligation the Depositor will deposit with the Trustee either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Obligation and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contract."

         14. Notwithstanding anything to the contrary appearing in the Standard Terms and Conditions of Trust, "Van Kampen American Capital Equity Opportunity Trust" will replace "Select Equity Trust."

         15.   The second sentence in the second paragraph of Section
     3.11 shall be revised as follows: "However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee unless the Depositor advises the Trustee to keep such securities, cash or properties."

         16. Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.15.:

               "Section 3.15. Foreign Exchange Transactions; Reclaiming Foreign Taxes. The Trustee shall use reasonable efforts to reclaim or recoup any amounts of non-U.S. tax paid by the Trust or withheld from income received by the Trust to which the Trust may be entitled as a refund."

         17. Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.17.:

               "Section 3.17. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sale charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus, withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account maintained at the Trustee out of which the deferred sales charge will be distributed to the Depositor. If the balance in the Capital Account is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, sell Securities and credit the proceeds thereof to such special Depositor's account or credit (if permitted by law) Securities in kind to such special Depositor's Account. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to such special Depositor's Account. The Depositor may at any time instruct the Trustee in writing to distribute to the Depositor cash or Securities previously credited to the special Depositor's Account."

         18. Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.16.:

               "Section 3.16. Foreign Exchange Transactions; Foreign Currency Exchange. Unless the Depositor shall otherwise direct, whenever funds are received by the Trustee in foreign currency, upon the receipt thereof or, if such funds are to be received in respect of a sale of Securities, concurrently with the contract of the sale for the Security (in the latter case the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security), the Depositor shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars. The Depositor shall have no liability for any loss or depreciation resulting from such action taken."

         19. Article IV, Section 4.01(b) of the Standard Terms and Conditions of Trust is hereby deleted and replaced in its entirety with the following:

               "(b)      During the initial offering period  such
               Evaluation shall be made in the following manner: if the Securities are listed on a national or foreign securities exchange, such Evaluation shall generally be based on the last available sale price on or immediately prior to the Evaluation Time on the exchange which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation) or, if there is no such available sale price on such exchange at the last available ask price of the Equity Securities. If the Securities are not so listed or, if so listed, the principal market therefor is other than on such exchange or there is no such available sale price on such exchange, such Evaluation shall generally be based on the following methods or any combination thereof whichever the Evaluator deems appropriate: (i) in the case of Equity Securities, on the basis of the current ask price on the over-the-counter market (unless the Evaluator deems such price inappropriate as a basis for evaluation), (ii) on the basis of current offering prices for the Zero Coupon Obligations as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Fund, (iii) if offering prices are not available for the Zero Coupon Obligations or the Equity Securities, on the basis of offering or ask price for comparable securities, (iv) by determining the valuation of the Zero Coupon Obligations or the Equity Securities on the offering or ask side of the market by appraisal or (v) by any combination of the above. If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the Evaluator deems such prices inappropriate as a basis for valuation). As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange immediately prior to the Evaluation time. For each Evaluation, the Evaluator shall also confirm and furnish to the Trustee and the Depositor, on the basis of the information furnished to the Evaluator by the Trustee as to the value of all Trust assets other than Securities, the calculation of the Trust Fund Evaluation to be computed pursuant to Section 5.01."

         20. Article IV, Section 4.01(c) of the Standard Terms and Conditions of Trust is hereby deleted and replaced in its entirety with the following:

               (c) For purposes of the Trust Fund Evaluations required by Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in Section 4.01(b), on the basis of current bid prices for the Zero Coupon Obligations, the bid side value of the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Equity Securities are listed on a national or foreign securities exchange and the last available sale prices are utilized, on the basis of the last available bid price of the Equity Securities.

          21.   Article V, Section 5.01 of the Standard Terms and
     Conditions of Trust is hereby amended to add the following at the conclusion of the first paragraph thereof:

               "Amounts receivable by the Trust in foreign currency shall be converted by the Trustee to U.S. dollars based on current exchange rates, in the same manner as provided in
               Section 4.01(b) or 4.01(c), as applicable, for the conversion of the valuation of foreign Equity Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to Section 4.01."

    22.   The following Section 5.05 shall be added:

          "Section 5.05. Rollover of Units. (a) If the Depositor shall offer a subsequent series of the Trusts (the "New Series"), the Trustee shall, on each Rollover Notification Date and at the Depositor's sole cost and expense, include a form of election (which may be included in the notice sent to Unitholders specified in
     Section 8.02) whereby Unitholders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to have their Units(s) redeemed in kind in the manner provided in Section 5.02, the Securities included in the redemption distribution sold, and the cash proceeds applied by the Distribution Agent to purchase Units of the New Series, all as hereinafter provided. The Trustee shall honor properly completed election forms returned to the Trustee, accompanied by any Certificate evidencing Units tendered for redemption or a properly completed redemption request with respect to uncertificated Units, by its close of business five days prior to the Special Redemption Date.

          All Units so tendered by a Unitholder (a "Rollover Unitholder") shall be redeemed and canceled on the Special Redemption Date. Subject to payment by such Rollover Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made in kind pursuant to Section 5.02 by distribution of cash and/or Securities to the Distribution Agent on the Special Redemption Date of the net asset value (determined on the basis of the Trust Fund Evaluation as of the Special Redemption Date in accordance with Section 4.01) multiplied by the number of Units being redeemed (herein called the "Rollover Distribution"). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the Special Redemption Date.

          All Securities included in a Unitholder's Rollover Distribution shall be sold by the Distribution Agent on the Special Redemption Date specified in the Prospectus pursuant to the Depositor's direction, and the Distribution Agent shall employ the Depositor as broker in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided however, that its compensation shall not exceed the amount authorized by applicable Securities laws and regulations.
     The Depositor shall direct that sales be made in accordance with the guidelines set forth in the Prospectus under the heading "Special Redemption and Rollover in New Fund." Should the Depositor fail to provide direction, the Distribution Agent shall sell the Securities in the manner provided in the prospectus for "less liquid Equity Securities." The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

          Upon each trade date for sales of Securities included in the Rollover Unitholder's Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unitholder, enter into a contract with the Depositor to purchase from the Depositor Units of the New Series (if any), at the Depositor's public offering price for such Units on such day, and at such reduced sales charge as shall be described in the prospectus for the Trusts. Such contract shall provide for purchase of the maximum number of Units of the New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unitholder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unitholder's redemption distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unitholder as of the settlement date for the purchase of Units of the New Series to purchase the maximum number of units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unitholder's Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of the New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the Units as to which there was a cash shortfall without any liability to the Rollover Unitholder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unitholder by check mailed to the address of such Unitholder on the registration books of the Trustee. Units of the New Series will be uncertificated unless and until the Rollover Unitholder requests a certificate. Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

         (b) Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer a New Series in the future, and if so, this Section 5.05 concerning the Rollover of Units shall be inoperative.

          (c) The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be entitled to receive reimbursement from the Trust for any and all expenses and disbursements to the same extent as the Trustee is permitted reimbursement hereunder."


          (d) Notwithstanding the foregoing, in lieu of selling Securities through the Depositor on the open market the Distribution Agent may sell Securities from a terminating Trust into the corresponding New Series if those Securities continue to meet the New Series' strategy. The price for those Securities will be the closing sale price on the sale date on the exchange where the Securities are principally traded, as certified by the Sponsor.

         23. Article VI, Section 6.01(e) of the Standard Terms and Conditions of Trust is hereby amended to read as follows:

          "(e) (I) Subject to the provisions of subparagraphs (II) and (III) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors
     shall  have  been selected with reasonable care.   The  Trustee
     shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however, that this disclaimer of liability shall not (i) excuse the Trustee from the responsibilities specified in subparagraph II below or (ii) limit the obligation of the Trustee to indemnify the Trust under subparagraph III below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants
     or   auditors  shall  constitute  an  expense  of   the   Trust
     reimbursable from the Income and Capital Accounts of the affected Trust as set forth in section 6.04 hereof.

          (II) The Trustee may place and maintain in the care of an eligible foreign custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (I) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership interest) the Trust's foreign securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust's foreign securities transactions, provided that:

          (1)  The Trustee shall have:

               (i) determined that maintaining the Trust's assets in a particular country or countries is consistent with the best interests of the Trust and the Unitholders;

               (ii) determined that maintaining the Trust's assets with such eligible foreign custodian is consistent with the best interests of the Trust and the Unitholders; and

               (iii) entered into a written contract which is consistent with the best interests of the Trust and the Unitholders and which will govern the manner in which such eligible foreign custodian will maintain the Trust's assets and which provides that:

                    (A) The Trust will be adequately indemnified and its assets adequately insured in the event of loss (without regard to the indemnity provided by the Trustee under Section III hereof);

                    (B)   The Trust's assets will not be subject  to
               any right, charge, security interest, lien or claim of any kind in favor of the eligible foreign custodian or its creditors except a claim for payment for their safe custody or administration;

                    (C) Beneficial ownership of the Trust's assets will be freely transferable without the payment of money or value other than for safe custody or administration;

                    (D)    Adequate   records  will  be   maintained
               identifying the assets as belonging to the Trust;

                    (E) The Trust's independent public accountants will be given access to records identifying assets of the Trust or confirmation of the contents of those records; and

                    (F) The Trustee will receive periodic reports with respect to safekeeping of the Trust's assets, including, but not necessarily limited to, notification of any transfer to or from the Trustee's account.

          (2) The Trustee shall establish a system to monitor such foreign custody arrangements to ensure compliance with the conditions of this subparagraph.

          (3) The Trustee, at least annually, shall review and approve the continuing maintenance of Trust assets in a particular country or countries with a particular eligible foreign custodian or particular eligible foreign custodians as consistent with the best interests of the Trust and the Unitholders.

          (4) The Trustee shall maintain and keep current written records regarding the basis for the choice or continued use of a particular eligible foreign custodian pursuant to this subparagraph, and such records shall be available for inspection by Unitholders and the Securities and Exchange
     Commission at the Trustee's offices at all reasonable times during its usual business hours.

          (5) Where the Trustee has determined that a foreign custodian may no longer be considered eligible under this subparagraph or that, pursuant to clause (3) above, continuance of the arrangement would not be consistent with the best interests of the Trust and the Unitholders, the Trust must withdraw its assets from the care of that custodian as soon as reasonably practicable, and in any event within 180 days of the date when the Trustee made the determination.

     As used in this subparagraph (II),

               (1) "foreign securities" include: securities issued and sold primarily outside the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the government of the United States or by any state or any political subdivision thereof or by any agency thereof or by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.

               (2)  "eligible foreign custodian" means:

                 (a) The following securities depositories and clearing agencies which operate transnational systems for the central handling of securities or equivalent book entries which, by appropriate exemptive order issued by the Securities and Exchange Commission, have been qualified as eligible foreign custodians for the Trust but only for so long as such exemptive order continues in effect: Morgan Guaranty Trust Company of New York, Brussels, Belgium, in its capacity as operator of the Euroclear System ("Euroclear"), and Central de Livraison de Valeurs Mobilires, S.A. ("CEDEL").

                (b) Any other entity that shall have been qualified as an eligible foreign custodian for the foreign securities of the Trust by the Securities and Exchange Commission by exemptive order, rule or other appropriate action, commencing on such date as it shall have been so qualified but only for so long as such exemptive order, rule or other appropriate action continues in effect.

          The determinations set forth above to be made by the Trustee should be made only after consideration of all matters which the Trustee, in carrying out its fiduciary duties, finds relevant, including, but not necessarily limited to, consideration of the following:

                1. With respect to the selection of the country where the Trust's assets will be maintained, the Trustee should consider:

                a. Whether applicable foreign law would restrict the access afforded the Trust's independent public accountants to books and records kept by an eligible foreign custodian located in that country;

                b. Whether applicable foreign law would restrict the Trust's ability to recover its assets in the event of the bankruptcy of an eligible foreign custodian located in that country;

                c. Whether applicable foreign law would restrict the Trust's ability to recover assets that are lost while under the control of an eligible foreign custodian located in that country;

                d.      The    likelihood     of      expropriation,
     nationalization,  freezes,  or  confiscation  of  the   Trust's
     assets; and

                e. Whether difficulties in converting the Trust's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

                2. With respect to the selection of an eligible foreign custodian, the Trustee should consider:

                a. The financial strength of the eligible foreign custodian, its general reputation and standing in the country in which it is located, its ability to provide efficiently the custodial services required and the relative cost for those services;

                b. Whether the eligible foreign custodian would provide a level of safeguards for maintaining the Trust's assets not materially different from that provided by the Trustee in maintaining the Trust's securities in the United States;

                c. Whether the eligible foreign custodian has branch offices in the United States in order to facilitate the assertion of jurisdiction over and enforcement of judgments against such custodian; and

                d.    In  the case of an eligible foreign  custodian
     that  is  a  foreign  securities  depository,  the  number   of
     participants in, and operating history of, the depository.

                3. The Trustee should consider the extent of the Trust's exposure to loss because of the use of an eligible foreign custodian. The potential effect of such exposure upon Unitholders shall be disclosed, if material, by the Depositor in the Prospectus relating to the Trust.

                (III) The Trustee will indemnify and hold the Trust harmless from and against any loss that shall occur as the result of the failure of an eligible foreign custodian holding the foreign securities of the Trust to exercise reasonable care with respect to the safekeeping of such foreign securities to the same extent that the Trustee would be required to indemnify and hold the Trust harmless if the
     Trustee were holding such foreign securities in the jurisdiction of the United States whose laws govern the indenture, provided, however, that the Trustee will not be liable for loss except by reason of the gross negligence, bad faith or willful misconduct of the Trustee or the eligible foreign custodian."

          24. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the requisite number of Units needed to be tendered to exercise an In Kind Distribution as set forth in Sections 5.02 and 8.02 shall be that number set forth in the Prospectus.

          25. Section 8.02 is hereby revised to require an affirmative vote of Unitholders representing 66 2/3% of the then outstanding Units to terminate the Trust rather than the 51% indicated therein.

          26. Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

               "Section   3.01.       Initial   Costs.    The   following
               organization and regular and recurring expenses of the Trust shall be borne by the Trustee: (a) to the extent not borne by the Depositor, expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust,
               Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, (b) the amount specified in
               Section 3.05 and Article VIII, (c) to the extent permitted by Section 6.02, auditing fees and, to the extent not borne by the Depositor, expenses incurred in connection with maintaining the Trust's registration statement current with Federal and State authorities, (d) any Certificates issued after the Initial Date of Deposit ; and (e) expenses of any distribution agent. The Trustee shall be reimbursed for those organizational expenses referred to in clause (a) as provided in the Prospectus.

          27. Section 6.01(i) of the Standard Terms and Conditions of Trust shall be amended by adding the following to the beginning of such Section:

               "Except as provided in Sections 3.01 and 3.05,"

          28. Section 8.04 is hereby amended by deleting the first word of such Section and replacing it with the following:

          "Except as provided in Sections 3.01 and 3.05, the"

          29.   Section 3.05(a) is hereby replaced with the following:

              "(a) On or immediately after the tenth the day of each month, the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.04 and shall then with respect to each Trust:

                    (i) deduct from the Capital Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04;

                   (ii) deduct from the Capital Account and pay to, or reserve for, the Evaluator the amount that it is at the time entitled to receive pursuant to Section 4.03;

                  (iii) deduct from the Capital Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.08, as certified to by the Depositor; and

                   (iv) deduct from the Capital Account and pay to, or reserve for, the Supervisory Servicer the amount that it is entitled to receive pursuant to Section 3.13."

          30. Section 2.03(a) shall be replaced in its entirety by the following:

          "(a) The Trustee hereby acknowledges receipt of the deposit of the Securities listed in the Schedules to the Trust Agreement and referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Trust Agreement and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, documentation evidencing the ownership of the number of Units specified and, if such Units are represented by a Certificate, such Certificate substantially in the form above recited, representing the ownership of those Units. The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor, on any day on which the Depositor is the only Unitholder, which revised number of Units shall be recorded by the Trustee on its books. The Trustee hereby agrees that on the date of any Supplemental Indenture it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited, and shall, if so requested, execute a Certificate or Certificates substantially in the form above recited representing the ownership of an aggregate number of those Units."

         31.   Section 2.01(b) is hereby replaced with the following:

               (b)    From  time  to time following the Initial  Date  of
          Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or Contract Obligations relating to such Securities), and/or (ii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Such deposit of additional Securities or cash with instructions to purchase additional Securities shall be made, in each case, pursuant to a Supplemental Indenture accompanied by a legal opinion issued by legal counsel satisfactory to the Depositor. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker, except by reason of its own negligence, lack of good faith or willful misconduct.

          In connection with any deposit pursuant to this Section 2.01(b) in the Select Equity and Treasury Trust, the Depositor shall be obligated to determine that the maturity value of the Zero Coupon Obligations included in the deposit, divided by the number of Units created by reason of the deposit, shall equal at least $10.00.

          The Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall be, as nearly  as  is  practicable,  in the  identical  ratio  as  the
          Percentage Ratio for such Securities as is specified in the Trust Agreement for each Trust. The Depositor shall deliver the additional Securities which were not delivered concurrently with the deposit of additional Securities and which were represented by Contract Obligations within 10 calendar days after such deposit of additional Securities (the "Additional Securities Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in
          Section 3.12. If the Depositor does not take the action specified in Section 3.12 within 10 calendar days of the end of the Additional Securities Delivery Period, the Trustee shall forthwith take the action specified in Section 3.12.

         32. Section 5.02 of the Standard Terms and Conditions of Trust shall be amended by adding the following to the end of such Section:

               "Notwithstanding anything to the contrary herein, unless a Unitholder properly makes an affirmative election to the contrary as specified in the Prospectus, each Unitholder will be deemed to have tendered all Units then owned for redemption to the Trustee on the first Special Redemption Date and shall have such Units redeemed on such date as provided herein."

     In Witness Whereof, Van Kampen American Capital Distributors, Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., and Van Kampen American Capital Investment Advisory Corp., have each caused this Trust Indenture and Agreement to be executed by their respective President or one of their respective Vice Presidents and the corporate seal of each to be hereto affixed and attested to by the Secretary, Assistant Secretary or one of their respective Vice Presidents or Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers all as of the day, month and year first above written.


                                    Van Kampen American Capital
                                       Distributors, Inc.

                                    By James J. Boyne
                                       Vice President, Associate General
                                       Counsel and Assistant Secretary
Attest:

By Cathy Napoli
   Assistant Secretary
                                    American Portfolio Evaluation
                                       Services, a division of Van Kampen
                                       American Capital Investment
                                       Advisory Corp.

                                    By Dennis J. McDonnell
                                       President

Attest:

By James J. Boyne
   Assistant Secretary

                                    Van Kampen American Capital
                                       Investment Advisory Corp.

                                    By Dennis J. McDonnell
                                       President

Attest:

By James J. Boyne
   Assistant Secretary

                                    The Bank of New York

                                    By Ted Rudich
                                       Vice President

Attest:

By Paul Kelleher
   Assistant Treasurer

                      Schedule A to Trust Agreement
                     Securities Initially Deposited

                                   in

     Van Kampen American Capital Equity Opportunity Trust, Series 68

(Note: Incorporated herein and made a part hereof are the "Portfolios" as set forth in the Prospectus.)